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CUSIP No. 20364V-10-9               SCHEDULE 13D               Page 11 of 12
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                                    EXHIBIT 3
                              LETTER TO ISSUER FROM
                 STILWELL ASSOCIATES, L.P., DATED MARCH 8, 2001


                            STILWELL ASSOCIATES, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800


                                                                 March 8, 2001


By Federal Express and Facsimile
--------------------------------
Mr. Wayne H. Benson
President and Chief Executive Officer
Community Financial Corp.
240 E. Chestnut Street
Olney, Illinois 62450-2295

Dear Mr. Benson:

         Pursuant to our conversation yesterday, I am formally writing to request board representation at Community Financial Corp. I request that Spencer
L. Schneider, attorney for The Stilwell Group, be seated as a board member. Mr. Schneider, who is 41 years old, is engaged in the private practice of law. His legal and business skills could only be an asset to the Board and the Company.

         I believe it would be in everyone's mutual interest for you to allow a representative of the Group to join the Board. Your invitation would forestall the steps involved in my contesting board seats at the upcoming annual meeting. A contest could potentially distract or disadvantage the Company's efforts to maximize shareholder value.

         I understand that your next board meeting will be held March 26th. I respectfully ask that you decide upon my request at that meeting because the time for the annual meeting is approaching. While I hope to avoid the time, expense and damage of a proxy contest, I will not hesitate to fully exercise my shareholder rights which are reserved.

         If you would like additional information concerning Mr. Schneider, please let me know.

                                 Respectfully,



                                 /s/
                                 ----------------------------
                                 Joseph Stilwell
                                 General Partner